Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports First Quarter 2010 Results

•	EPS of $0.42 and Adjusted EPS of $0.62
•	Adjusted EBITDA of $70.7 million

ENGLEWOOD, Colo. (March 17, 2010) – IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported results for the first quarter ended February 28, 2010. Revenue for the first quarter of 2010 totaled $241 million, a two percent increase over first quarter 2009 revenue of $235 million. After adjusting for the shift in the CERAWeek executive conference from first quarter to second quarter, the year-over-year revenue increase was $13.7 million, or six percent. Net income for the first quarter of 2010 was $26.8 million, or $0.42 per diluted share, compared to first quarter 2009 net income of $27.1 million, or $0.43 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $70.7 million for the first quarter of 2010, up 11 percent from $63.4 million in the first quarter of 2009. Operating income decreased $1.0 million, or three percent, to $36.7 million. Adjusted earnings per diluted share were $0.62 for the first quarter of 2010, an increase of seven percent over the prior-year period. After adjusting for the impact of the CERAWeek shift, adjusted EBIDTA, operating income, and adjusted earnings per diluted share grew 22 percent, 15 percent, and 20 percent, respectively. Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“I am proud of the results delivered by our team,” said Jerre Stead, IHS chairman and chief executive officer. “We produced solid growth in all of our key metrics and we are optimistic about the balance of the year. Also, the acquisition of CSM Worldwide brings a robust tool to our automotive forecasting capability which will allow us to provide even more value to our customers.”

First Quarter 2010 Details

All revenue growth amounts and rates discussed below have been adjusted as appropriate for the move of our annual CERAWeek executive conference from the first quarter in 2009 to the second quarter in 2010. Revenue for the first quarter of 2010 increased $13.7 million, or six percent, to $241 million. Organic revenue growth in the first quarter of 2010 was one percent overall, and four percent for the subscription-based portion of the business, which represented 81 percent of total revenue. Acquisitions contributed two percent of the increase, while foreign currency movements increased revenue three percent during the first quarter of 2010. The company continued to grow its business overall in all three regions. The Americas (North and South America) segment increased its revenue during the first quarter by $9.9 million, or seven percent, to $152 million. The EMEA (Europe, Middle East and Africa) segment grew its first quarter revenue by $1.8 million, or three percent, to $69.4 million. The APAC (Asia Pacific) segment’s revenue was up $1.9 million, or 11 percent, to $19.4 million.

Americas’ operating income increased $1.6 million, or four percent, to $46.7 million. EMEA’s operating income decreased $0.6 million, or five percent, to $13.4 million. APAC’s operating income grew $0.6 million, or 13 percent, to $5.6 million.

Cash Flows

IHS generated $55.4 million of cash flow from operations during the three months ended February 28, 2010, as compared to last year’s $38.6 million.

Balance Sheet

IHS ended the first quarter 2010 with $149 million of cash and cash equivalents, and $109 million of debt.

“Continued top-line growth, margin improvement and increased cash flow generation in the first quarter reflect the resiliency of our business model,” stated Michael J. Sullivan, IHS executive vice president and chief financial officer.

Share Repurchase Program

During the first quarter of 2010, IHS withheld 337,386 shares valued at $18.2 million to fund employee statutory withholding tax requirements stemming from employee equity awards. As shares vest and tax withholdings come due, IHS withholds enough shares in treasury to cover the tax liability and make a payment to the tax authority out of corporate cash.

Proxy

IHS filed its proxy today and it includes a resolution to increase the authorized shares of IHS common stock from 80 million to 160 million shares. The shares will be used for general corporate purposes.

Outlook (forward-looking statement)

For the year ending November 30, 2010, IHS is reaffirming guidance and expects:

•	All-in revenue in a range of $1.04 billion to $1.08 billion (8-to-12 percent all-in growth from a 2009 base of $967 million); and
•	All-in adjusted EBITDA in a range of $312 million to $324 million (12-to-16 percent all-in growth from a 2009 base of $279 million).

For the year ending November 30, 2010, IHS also expects:

•	Depreciation and amortization expense to be in the range of $55-56 million;
•	Net interest expense to be approximately $0.5 million;
•	Stock-based compensation expense to be in the range of $67-69 million; and
•	Net pension expense to be in the range of $3-5 million.

At the midpoint of our adjusted EBITDA guidance for 2010, we estimate $2.87 of adjusted earnings per share, based on a weighted average diluted share count of approximately 65 million. The aforementioned adjusted earnings per share figure assumes a tax rate of 29-30 percent. Our GAAP tax rate is expected to be 26-27 percent.

This above outlook assumes constant currencies and no further acquisitions or unanticipated events. See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter 2010 results on March 17, 2010, at 2:30 p.m. MDT (4:30 p.m. EDT). The conference call will be simultaneously webcast on the company’s website, www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight, dedicated to providing the most complete and trusted information and expertise. IHS product and service solutions span four areas of information that encompass the most important concerns facing global business today: Energy, Product Lifecycle, Security and Environment, all supported by Macroeconomics. By focusing on customers first, IHS enables innovative and successful decision-making for customers ranging from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs more than 4,200 people in 30 countries.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2010 IHS Inc. All rights reserved.

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IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	February 28,	November 30,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$149,442	$124,201
Accounts receivable, net	236,535	203,500
Income tax receivable	4,840	—
Deferred subscription costs	44,503	40,279
Deferred income taxes	20,989	30,970
Other	19,718	14,284

Total current assets	476,027	413,234

Non-current assets:
Property and equipment, net	76,143	74,798
Intangible assets, net	296,727	309,795
Goodwill, net	872,085	875,742
Other	4,341	2,019

Total non-current assets	1,249,296	1,262,354

Total assets	$1,725,323	$1,675,588

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$109,019	$92,577
Accounts payable	29,059	26,470
Accrued compensation	14,077	44,196
Accrued royalties	25,253	25,666
Other accrued expenses	42,213	39,385
Income tax payable	—	1,720
Deferred subscription revenue	377,099	319,163

Total current liabilities	596,720	549,177
Long-term debt	117	141
Accrued pension liability	20,012	19,194
Accrued post-retirement benefits	9,225	9,914
Deferred income taxes	65,129	68,334
Other liabilities	17,013	15,150
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 65,752,928 and 64,801,035 shares issued and 63,898,454 and 63,283,947 shares outstanding at February 28, 2010 and November 30, 2009, respectively	658	648
Additional paid-in capital	494,106	472,791
Treasury stock, at cost; 1,854,474 and 1,517,088 shares at February 28, 2010 and November 30, 2009, respectively	(93,263)	(75,112)
Retained earnings	746,005	719,182
Accumulated other comprehensive loss	(130,399)	(103,831)

Total stockholders’ equity	1,017,107	1,013,678

Total liabilities and stockholders’ equity	$1,725,323	$1,675,588

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended February 28,
	2010	2009
	(Unaudited)
Revenue:
Products	$212,682	$199,858
Services	28,053	35,553

Total revenue	240,735	235,411

Operating expenses:
Cost of revenue:
Products	89,123	82,886
Services	16,083	19,831

Total cost of revenue (includes stock-based compensation expense of $1,432 and $679 for the three months ended February 28, 2010 and 2009, respectively)	105,206	102,717
Selling, general and administrative (includes stock-based compensation expense of $17,870 and $15,791 for the three months ended February 28, 2010 and 2009, respectively)	84,652	86,456
Depreciation and amortization	13,830	11,624
Restructuring and other charges (credits)	—	(355)
Net periodic pension and post-retirement benefits	1,194	(689)
Other income, net	(885)	(2,074)

Total operating expenses	203,997	197,679

Operating income	36,738	37,732
Interest income	104	354
Interest expense	(365)	(749)

Non-operating income, net	(261)	(395)

Income from continuing operations before income taxes	36,477	37,337
Provision for income taxes	(9,528)	(9,035)

Net income from continuing operations	26,949	28,302
Loss from discontinued operations, net	(126)	(158)

Net income	26,823	28,144
Less: Net income attributable to noncontrolling interests	—	(1,040)

Net income attributable to IHS Inc.	$26,823	$27,104

Income from continuing operations attributable to IHS Inc. per share:
Basic	$0.42	$0.43

Diluted	$0.42	$0.43

Loss from discontinued operations per share:
Basic	$—	$—

Diluted	$—	$—

Net income attributable to IHS Inc. per share:
Basic	$0.42	$0.43

Diluted	$0.42	$0.43

Weighted average shares:
Basic	63,539	62,815

Diluted	64,429	63,689

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended February 28,
	2010	2009
	(Unaudited)
Operating activities
Net income	$26,823	$28,144
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	13,830	11,624
Stock-based compensation expense	19,302	16,470
Excess tax benefit from stock based compensation	(4,471)	(2,217)
Non-cash net periodic pension and post-retirement benefits	851	(1,001)
Deferred income taxes	7,901	(683)
Change in assets and liabilities:
Accounts receivable, net	(36,425)	(12,994)
Other current assets	(8,282)	(8,026)
Accounts payable	3,696	(4,145)
Accrued expenses	(25,697)	(31,629)
Income taxes	(6,831)	3,988
Deferred subscription revenue	65,519	38,941
Other liabilities	(804)	143

Net cash provided by operating activities	55,412	38,615
Investing activities
Capital expenditures on property and equipment	(7,172)	(5,521)
Acquisitions of businesses, net of cash acquired	(18,500)	—
Cash resulting from consolidation of Fairplay	—	3,466
Change in other assets	(986)	617
Settlements of forward contracts	(819)	373

Net cash used in investing activities	(27,477)	(1,065)
Financing activities
Proceeds from borrowings	20,000	70,000
Repayment of borrowings	(3,224)	(51,265)
Tax benefit from equity compensation plans	4,471	2,217
Proceeds from the exercise of employee stock options	189	—
Repurchases of common stock	(18,151)	(5,774)

Net cash provided by financing activities	3,285	15,178

Foreign exchange impact on cash balance	(5,979)	(3,868)

Net increase in cash and cash equivalents	25,241	48,860
Cash and cash equivalents at the beginning of the period	124,201	31,040

Cash and cash equivalents at the end of the period	$149,442	$79,900

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended February 28,
	2010	2009
	(Unaudited)
Net income attributable to IHS Inc.	$26,823	$27,104

Interest income	(104)	(354)
Interest expense	365	749
Provision for income taxes	9,528	9,035
Depreciation and amortization	13,830	11,624

EBITDA	50,442	48,158

Compensation expense related to equity awards	19,302	16,470
Restructuring and other charges (credits)	—	(355)
Non-cash net periodic pension and post-retirement benefits income	851	(1,001)
Loss from discontinued operations, net	126	158

Adjusted EBITDA	$70,721	$63,430

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended February 28,
	2010	2009
	(Unaudited)

Americas	$151,968	$148,355
EMEA	69,365	68,790
APAC	19,402	18,266
Corporate	—	—

Revenue	$240,735	$235,411

Americas	$46,668	$45,034
EMEA	13,350	13,997
APAC	5,632	4,992
Corporate	(28,912)	(26,291)

Operating income	$36,738	$37,732

	Three Months Ended February 28, 2010
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)

Operating income	$46,668	$13,350	$5,632	$(28,912)	$36,738
Adjustments:
Stock-based compensation expense	—	—	—	19,302	19,302
Depreciation and amortization	9,216	4,060	25	529	13,830
Non-cash net periodic pension and post-retirement benefits	—	—	—	851	851

Adjusted EBITDA	$55,884	$17,410	$5,657	$(8,230)	$70,721

	Three Months Ended February 28, 2009
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)

Operating income	$45,034	$13,997	$4,992	$(26,291)	$37,732
Adjustments:
Stock-based compensation expense	—	—	—	16,470	16,470
Depreciation and amortization	6,282	3,149	26	2,167	11,624
Restructuring charge (credit)	—	(107)	—	(248)	(355)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(1,001)	(1,001)
Net income attributable to noncontrolling interest	—	(1,040)	—	—	(1,040)

Adjusted EBITDA	$51,316	$15,999	$5,018	$(8,903)	$63,430

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended February 28,
	2010	2009
	(Unaudited)

Net cash provided by operating activities	$55,412	$38,615
Capital expenditures on property and equipment	(7,172)	(5,521)

Free cash flow	$48,240	$33,094

	Three Months Ended February 28,
	2010		2009
	Pre-tax	After tax	Pre-tax	After tax
	(Unaudited)

Stock-based compensation expense	$19,302	$12,160	$16,470	$10,376
Restructuring credit	$—	$—	$(355)	$(236)
Non-cash net periodic pension and post-retirement expense (benefit)	$851	$527	$(1,001)	$(620)
Loss from discontinued operations	$159	$126	$186	$158

	Three Months Ended February 28,
	2010	2009
	(Unaudited)

Earnings per diluted share	$0.42	$0.43
Stock-based compensation expense	0.19	0.16
Restructuring credit	—	—
Non-cash net periodic pension and post-retirement expense (benefit)	0.01	(0.01)
Loss from discontinued operations	—	—

Adjusted earnings per diluted share	$0.62	$0.58

Note: amounts may not sum due to rounding.